SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) May 23, 2007

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2007, AmeriServ Financial Bank, a wholly owned subsidiary of the registrant, AmeriServ Financial, Inc., and United Steelworkers (USW) Local 2635-06 have agreed to a two-year contract extension.

  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

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Exhibit 99.1

Press release dated May 23, 2007, announcing that AmeriServ Financial Bank, a wholly owned subsidiary of the Company, AmeriServ Financial, Inc., and United Steelworkers (USW) Local 2635-06 have agreed to a two-year contract extension.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/ Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: May 23, 2007

Exhibit 99.1

AmeriServ Union Employees Agree To Two-Year Contract Extension

JOHNSTOWN, PA, May 23  – AmeriServ Bank, the banking subsidiary of AmeriServ Financial, Inc. (NASDAQ NMS: ASRV), and United Steelworkers (USW) Local 2635-06 have agreed to a two-year contract extension.  Unionized employees voted overwhelmingly to accept the extension at a meeting held on Tuesday night at Aces Lounge in Johnstown. The contract is extended until October 2009.  The previous contract was scheduled to expire this October.

The ratified contract extension is positive news for AmeriServ and the community, according to AmeriServ President and CEO Allan R. Dennison.

“We have one focus here and that is to be the best bank in our marketplace,” said Dennsion. “Yesterday’s vote is great news for everyone here at AmeriServ. It’s clear we are united in moving AmeriServ forward as a strong community bank that can make a difference in our region.”

USW Local 2635-06 Unit President Bob Gilles agrees on the importance of the new extension to AmeriServ Financial.

“The approved agreement indicates to me that our membership believes in AmeriServ’s potential to improve our community, and to provide a satisfying career,” Gilles said.

Terms of the contract extension remain the same as the prior contract with the exception of a 2.0% wage increase in the first year, and a 2.5% increase in the second year. USW represents 61% of the AmeriServ Bank workforce.